DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA



OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Certified Copy

November 4, 2005

Job Number: C20051103-1885
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
00000481218-04	Articles of Incorporation	2 Pages/1 Copies



Respectfully,

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # E0744272005-9
Document Number: 00000481218-04

Date Filed:
11/3/2005 12:48:16 PM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	ColorStars Group
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	The Corporation Trust Company of Nevada Name 6100 Neil Road, Suite 500 — Street Address; Reno — City; NEVADA; Zip Code Optional Mailing Address; City; State; Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 500,000,000 Par value: $ 0.001 Number of shares without par value: 0
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Li-Chang Hsu (a.k.a. David Hsu) — Name 5F No. 566, Jungjeng Road — Street Address; Sindian City — City; Taiwan — State; 231 — Zip Code 2. Wei-Rur Chen (a.k.a. Jimmy Chen) — Name 5F No. 566, Jungjeng Road — Street Address; Sindian City — City; Taiwan — State; 231 — Zip Code 3. Mei-Ying Chiu (a.k.a. Easter Chiu) — Name 5F No. 566, Jungjeng Road — Street Address; Sindian City — City; Taiwan — State; 231 — Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: The purposes for which the corporation is organized are to engage primarily in any type of business, investment or
6. **Names, Address and Signature of Incorporator.** (attach additional page if more than 1 incorporator)	Mark A. Robertson — Name; [signature] — Signature 3033 N.W. 63rd Street, Suite 200 — Address; Oklahoma City — City; Oklahoma — State; 73116 — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company; Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Article 3 continued . . .

3. The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000 shares with a par value of $0.001 per share and having a total stated capital of $500,000.00, of which 450,000,000 shares will be common stock of a par value of $0.001 each, and of which 50,000,000 shares shall be preferred stock with a par value of $0.001 each.

The Board of Directors is authorized to issue the capital stock in one or more classes or one or more series of stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, shall be stated and expressed in the resolution or resolutions providing for the use issue of such stock adopted by the Board of Directors,

Article 5 continued . . .

5. other pursuit or activity, whether retail or wholesale, whether commercial or industrial; and to perform any and all other lawful acts or purposes as are or may be granted to corporate entities under the laws of the State of Nevada and by any other state or foreign country. The corporation may conduct its business anywhere within the States of the United States or in any foreign country, without in any way limiting the foregoing powers. It is hereby provided that the corporation shall have the power to do any and all acts and things that may be reasonably necessary or appropriate to accomplish any of the foregoing purposes for which the corporation is formed.

DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy Secretary of State

PAMELA RUCKEL
Deputy Secretary for Southern Nevada

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

ELLICK HSU
Deputy Secretary for Elections

Certified Copy

November 4, 2005

Job Number: C20051103-1885
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20050528680-26	Convert In	2 Pages/1 Copies

Respectfully,

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0744272005-9
Document Number:
20050528680-26

Date Filed:
11/3/2005 12:48:16 PM
In the office of

Dean Heller
Secretary of State

Articles of Conversion
(PURSUANT TO NRS 92A.205)
Page 1

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion
(Pursuant to NRS 92A.205)
SUBMIT IN DUPLICATE

1. Name and jurisdiction of organization of constituent entity and resulting entity:

Circletronics Inc.
Name of constituent entity

Canada	corporation
Jurisdiction	Entity type *

and,

ColorStars Group
Name of resulting entity

Nevada	corporation
Jurisdiction	Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

- [ ] **The entire plan of conversion is attached to these articles.**
- [x] **The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.**
- [ ] **The complete executed plan of conversion for the resulting domestic limited *partnership is* on file at the records office required by NRS 88.330.**

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust .

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Conversion
(PURSUANT TO NRS 92A.205)

Page 2

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn: N/A

c/o:

5. Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240) * : upon filing

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or all the members if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a.; general partnership governed by NRS chapter 87).
2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Circletronics Inc.
Name of *constituent* entity

[signature] President 11/3/05
Signature **Title** **Date**

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. **This statement must be included within the resulting entity's' articles.**

Filing Fee $350.00

This form must be accompanied by appropriate fees. See attached fee schedule.